Exhibit 99.1

Contact:
Susan Spivak Bernstein
Senior Vice President, Investor Relations
212.607.8835

ARGO GROUP REPORTS SECOND QUARTER 2015 NET INCOME OF $0.98 PER DILUTED SHARE; DECLARES QUARTERLY CASH DIVIDEND OF $0.20 PER SHARE

HAMILTON, Bermuda (Aug. 4, 2015) – Argo Group International Holdings, Ltd. (NASDAQ: AGII) today announced financial results for the three and six months ended June 30, 2015.

"Argo Group’s second quarter results demonstrate continued momentum in the first half of 2015," said CEO Mark E. Watson III.  "The improvement in our underwriting income is a direct result of the ongoing focus on underwriting as well as a disciplined approach to profitable growth in our niche markets.”

HIGHLIGHTS FOR THE SECOND QUARTER ENDED JUNE 30, 2015:
•	Gross written premiums were up 7.2% to $557.8 million from $520.1 million in the second quarter of 2014.
•	After-tax operating income was $25.9 million or $0.91 per diluted share, compared to $23.7 million or $0.81 per diluted share for the second quarter of 2014.
•	Net income was $27.9 million or $0.98 per diluted share, compared to $38.6 million or $1.32 per diluted share for the second quarter of 2014.
•	Pre-tax underwriting income increased 12.0% to $15.9 million in the second quarter of 2015 from $14.2 million in 2014.
•
The combined ratio was 95.4% compared to 95.8% for the second quarter of 2014.  The loss and expense ratios for the quarter were 55.1% and 40.3%, respectively compared to 55.1% and 40.7% for the second quarter of 2014.

•
Included in underwriting expenses was a non-cash, equity-based compensation charge of $10.4 million (representing 3.0 combined ratio points), compared to $6.8 million (representing 2.0 combined ratio points) in the second quarter of 2014, resulting from the increase in the Company’s stock price during the quarter of each year.

•
Net favorable prior-year reserve development was $5.0 million (benefiting the combined ratio by 1.4 points), compared with $14.4 million (benefiting the combined ratio by 4.3 points) for the second quarter of 2014.

•	Estimated pre-tax catastrophe losses were $2.3 million or 0.6 points on the combined ratio, compared to $4.2 million or 1.3 points on the combined ratio for the second quarter of 2014.
•	The loss ratio excluding catastrophes and reserve development was 55.9% for the second quarter of 2015, compared to 58.1% for the second quarter of 2014.

Argo House 110 Pitts Bay Road Pembroke, Bermuda HM08 www.argolimited.com	T 441 296 5858 F 441 296 6162

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•	During the quarter, the Company repurchased $6.8 million or 136,042 shares of its common stock at an average price of $49.80 per share.

HIGHLIGHTS FOR THE SIX MONTHS ENDED JUNE 30, 2015:
•	Gross written premiums were up 5.2% to $1.035 billion from $983.2 million in the first half of 2014.
•	After-tax operating income was $55.4 million or $1.94 per diluted share, compared to $48.7 million or $1.65 per diluted share for the first half of 2014.
•	Net income was $86.7 million or $3.03 per diluted share, compared to $78.8 million or $2.67 per diluted share for the first half of 2014.
•	Pre-tax underwriting income increased 29.6% to $37.2 million in the first half of 2015 from $28.7 million in 2014.
•
The combined ratio was 94.5% compared to 95.7% for the first half of 2014.  The loss and expense ratios for the first half of 2015 were 55.0% and 39.5%, respectively compared to 55.6% and 40.1% for the first half of 2014.

•
Included in underwriting expenses was a non-cash, equity-based compensation charge of $15.3 million, (representing 2.2 combined ratio points), compared to $11.1 million (representing 1.6 combined ratio points), in the first half of 2014, resulting from the increase in the Company’s stock price during the first six months of each year.

•
Net favorable prior-year reserve development was $8.7 million (benefiting the combined ratio by 1.3 points), compared with $23.3 million (benefiting the combined ratio by 3.5 points) for the first half of 2014.

•	Estimated pre-tax catastrophe losses were $5.3 million or 0.8 points on the combined ratio, compared to $8.4 million or 1.3 points on the combined ratio for the first half of 2014.
•	The current accident year loss ratio excluding catastrophes was 55.5% for the first half of 2015, compared to 57.8% for the first half of 2014.
•
In the first half of 2015, the Company repurchased $24.9 million or 489,096 shares of its common stock at an average share price of $50.93, which represents 1.7% of net shares outstanding at December 31, 2014.

•	Book value per share increased to $59.76, up 2.6% from $58.22 at Dec. 31, 2014.
•	At June 30, 2015, cash and investments totaled $4.2 billion with a net pre-tax unrealized gain of approximately $166.5 million.
Notes:
All per share amounts, except for number of shares repurchased, are adjusted for the 10% stock dividend that was paid on March 16, 2015, to stockholders of record on March 2, 2015.
All references to catastrophe losses are pre-tax and net of reinsurance and estimated reinstatement premiums.  Point impacts on the combined ratio are calculated as the difference between the reported combined ratio and the combined ratio excluding incurred catastrophe losses and associated reinstatement premiums.
After-tax operating income is defined as net income excluding net realized investment gains/losses and foreign currency exchange gains/losses at an assumed 20% effective tax rate.

CASH DIVIDEND DECLARED
Argo Group also announced today its board of directors has declared a quarterly cash dividend of $0.20 per share on the company's common stock. The dividend will be paid on September 15, 2015, to shareholders of record on September 1, 2015.

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FINANCIAL HIGHLIGHTS BY SEGMENT

Excess and Surplus Lines

The Excess and Surplus Lines segment in the second quarter reported gross written premiums of $196.2 million, up $20.4 million or 11.6%, compared to $175.8 million in the second quarter of 2014.  The primary driver of growth in the quarter was in the core casualty product area.  Net written premiums were up 12.7% to $166.1 million, and earned premiums were up 4.6% to $131.1 million, when compared to the second quarter of 2014.  Underwriting income was $16.7 million for the quarter, compared to $20.8 million for the second quarter of 2014.  The second quarter 2015 combined ratio of 87.3% compares to 83.4% for the prior-year quarter.  Net favorable prior-year reserve development was $6.8 million for the second quarter of 2015, benefitting the combined ratio by 5.2 points, compared to net favorable prior-year reserve development of $13.7 million or 10.9 points for the second quarter of 2014.  Catastrophe losses for the quarter were $1.5 million or 1.2 points on the combined ratio, compared to $0.6 million or 0.4 points for the second quarter of 2014.  The second quarter 2015 loss ratio, excluding catastrophe losses and reserve development, was 58.8% compared to 61.8% for the second quarter of 2014.

For the six months ended June 30, 2015, gross written premiums were $358.8 million, up $43.0 million or 13.6%, compared to $315.8 million in the first half of 2014. Net written premiums were up 19.0% to $292.2 million, and earned premiums were up 4.8% to $254.2 million, when compared to the first half of 2014.  Underwriting income was $34.4 million compared to $33.2 million for the first half of 2014.  The first half 2015 combined ratio of 86.5% compares to 86.3% for the first half of 2014.  Net favorable prior-year reserve development was $15.0 million for the first half of 2015, benefitting the combined ratio by 5.9 points, compared to net favorable prior-year reserve development of $21.7 million or 8.9 points for the first half of 2014.  Catastrophe losses for the first half of 2015 were $2.0 million or 0.8 points on the combined ratio, compared to $2.4 million or 0.9 points for the first half of 2014.  The first half 2015 loss ratio, excluding catastrophe losses and reserve development, was 59.1% compared to 61.2% for the first half of 2014.

Commercial Specialty

The Commercial Specialty segment reported gross written premiums of $92.5 million, up $8.9 million or 10.6%, compared to $83.6 million in the second quarter of 2014.  The primary drivers of growth in the second quarter were program business and Argo Surety.  Net written premiums were down slightly to $55.5 million, and earned premiums were up 0.8% to $71.7 million, when compared to the second quarter of 2014.  Underwriting income was $2.4 million for the quarter, compared to an underwriting loss of $2.4 million for the second quarter of 2014.  The second quarter 2015 combined ratio of 96.7% compares to 103.4% for the prior-year quarter.  For the second quarter of 2015, net unfavorable prior-year reserve development was $4.4 million or 6.2 points on the combined ratio, compared to net unfavorable prior-year reserve development of $2.9 million or 4.1 points for the second quarter of 2014.  Catastrophe losses for the quarter were $0.8 million or 1.2 points on the combined ratio, compared to $2.6 million or 3.6 points for the second quarter of 2014.  The second quarter 2015 loss ratio, excluding catastrophe losses and reserve development, was 57.8% compared to 59.3% for the second quarter of 2014.

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For the six months ended June 30, 2015, gross written premiums were $199.5 million, up $10.0 million or 5.3%, compared to $189.5 million in the first half of 2014.  Net written premiums were down 3.6% to $119.3 million, and earned premiums were up 1.0% to $144.3 million, when compared to the first half of 2014.  Underwriting income was $3.3 million compared to an underwriting loss of $3.5 million for the first half of 2014.  The first half 2015 combined ratio of 97.7% compares to 102.5% for the first half of 2014.  For the first half of 2015, net unfavorable prior-year reserve development was $11.6 million or 8.0 points on the combined ratio, compared to net unfavorable prior-year reserve development of $4.9 million or 3.4 points for the first half of 2014.  Catastrophe losses for the first half of 2015 were $1.3 million or 0.9 points on the combined ratio, compared to $4.0 million or 2.8 points for the first half of 2014.  The first half 2015 loss ratio, excluding catastrophe losses and reserve development, was 57.3% compared to 60.6% for the first half of 2014.

Syndicate 1200
The segment reported gross written premiums of $168.2 million in the second quarter of 2015, up $4.7 million or 2.9% from the second quarter of 2014.  Growth versus a year ago primarily reflects the marine and energy business and other new initiatives.  Net written premiums were $122.8 million versus $131.3 million in the second quarter of 2014. Earned premiums were up 2.3% to $104.5 million, when compared to the second quarter of 2014.  Underwriting income was $7.4 million for the quarter, compared to $7.0 million for the second quarter of 2014, reflecting a combined ratio of 93.0%, compared with 93.2% in the prior-year quarter.  Net favorable prior-year reserve development was $2.2 million or 2.1 points on the combined ratio for the second quarter of 2015, compared to net favorable prior-year reserve development of $6.4 million or 6.3 points for the second quarter of 2014.  There was no impact from catastrophes in the current quarter or in the second quarter of 2014.  The second quarter 2015 loss ratio, excluding reserve development, was 53.4%, compared to 57.4% in the second quarter of 2014.

For the six months ended June 30, 2015, gross written premiums were $305.8 million, up $8.7 million or 2.9% from the first half of 2014.  Net written premiums were $201.6 million versus $208.0 million in the first half of 2014. Earned premiums were up 2.4% to $206.4 million, when compared to the first half of 2014.  Underwriting income was $16.5 million compared to $20.2 million for the first half of 2014, reflecting a combined ratio of 92.0%, compared with 90.0% in the first half of 2014.  Net favorable prior-year reserve development for the first half of 2015 was $2.5 million or 1.2 points on the combined ratio for the first half of 2015, compared to net favorable prior-year reserve development of $15.2 million or 7.5 points for the first half of 2014.  Catastrophe losses for the first half of 2015 were $1.0 million or 0.5 points on the combined ratio, compared to no catastrophe losses in the first half of 2014.  The first half 2015 loss ratio, excluding catastrophe losses and reserve development, was 52.1%, compared to 56.0% in the first half of 2014.

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International Specialty

The International Specialty segment includes our property reinsurance business as well as our insurance business in Bermuda and Brazil.  In the second quarter of 2015, gross written premiums were $100.5 million, up $3.1 million or 3.2% from the second quarter of 2014.  Net written premiums were $66.8 million versus $64.1 million in the second quarter of 2014.  Modest growth was driven by new business opportunities at Argo Re.  Earned premiums were up 1.9% to $38.3 million, when compared to the second quarter of 2014.  Underwriting income was $6.5 million for the quarter, compared to $4.3 million for the second quarter of 2014, reflecting a combined ratio of 82.5%, compared with 88.9% in the prior-year quarter.  Net favorable prior-year reserve development was $1.2 million or 3.3 points on the combined ratio for the second quarter of 2015, compared to no prior-year reserve development in the second quarter of 2014.  There was no impact from catastrophes in the current quarter, compared to $1.0 million or 2.7 points on the combined ratio in the second quarter of 2014.  The second quarter 2015 loss ratio, excluding catastrophe losses and reserve development, was 49.3%, compared to 45.7% in the second quarter of 2014.

For the six months ended June 30, 2015, gross written premiums were $170.3 million, down $10.3 million or 5.7% from the first half of 2014.  Net written premiums were $94.4 million versus $97.6 million in the first half of 2014.  Earned premiums were up 1.3% to $75.6 million, when compared to the first half of 2014.  Underwriting income was $13.5 million compared to $10.1 million for the first half of 2014, reflecting a combined ratio of 82.0%, compared with 86.5% in the first half of 2014.  Net favorable prior-year reserve development for the first half of 2015 was $3.7 million or 4.9 points on the combined ratio for the first half of 2015, compared to net unfavorable prior-year reserve development of $0.4 million or 0.5 points for the first half of 2014.  Catastrophe losses for the first half of 2015 were $1.0 million or 1.3 points on the combined ratio compared to $2.0 million or 2.7 points in the first half of 2014.  The first half 2015 loss ratio, excluding catastrophe losses and reserve development, was 49.2%, compared to 46.4% in the first half of 2014.

CONFERENCE CALL

Argo Group management will conduct an investor conference call tomorrow, Aug. 5, 2015, starting at 10 a.m. EDT (11 a.m. ADT).  A live webcast of the conference call can be accessed by visiting http://services.choruscall.com/links/agii150805.  Participants inside the U.S. can access the call by phone by dialing (877) 291-5203.  Callers dialing from outside the U.S. can access the call by dialing (412) 902-6610.  Please ask the operator to be connected to the Argo Group earnings call.

A webcast replay will be available shortly after the conference call and can be accessed at http://services.choruscall.com/links/agii150805.  In addition, a telephone replay of the call will be available through August 12, 2015, to callers from inside the U.S. by dialing (877) 344-7529 (conference # 10070188). Callers dialing from outside the U.S. can access the telephone replay by dialing (412) 317-0088 (conference # 10070188).

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ABOUT ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

Argo Group International Holdings, Ltd. (NASDAQ: AGII) is an international underwriter of specialty insurance and reinsurance products in the property and casualty market.  Argo Group offers a full line of products and services designed to meet the unique coverage and claims handling needs of businesses in four primary segments: Excess & Surplus Lines, Commercial Specialty, Syndicate 1200 and International Specialty.  Argo Group's insurance subsidiaries are A. M. Best-rated 'A' (Excellent) (highest rating out of 16 rating classifications) with a stable outlook, and Argo's U.S. insurance subsidiaries are Standard and Poor's-rated 'A-' (Strong) with a stable outlook. More information on Argo Group and its subsidiaries is available at www.argolimited.com.

FORWARD-LOOKING STATEMENTS

This press release contains certain statements that are Òforward-looking statementsÓ within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are qualified by the inherent risks and uncertainties surrounding future expectations generally and also may differ materially from actual future experience involving any one or more of such statements. For a more detailed discussion of such risks and uncertainties, see Argo Group's filings with the SEC. The inclusion of a forward-looking statement herein should not be regarded as a representation by Argo Group that Argo Group's objectives will be achieved. Argo Group undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

NON-GAAP FINANCIAL MEASURES

In presenting the Company's results, management has included and discussed in this press release certain non-generally accepted accounting principles ("non-GAAP") financial measures within the meaning of Regulation G as promulgated by the U.S. Securities and Exchange Commission. Management believes that these non-GAAP measures, which may be defined differently by other companies, better explain the Company's results of operations in a manner that allows for a more complete understanding of the underlying trends in the Company's business. However, these measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles ("U.S. GAAP").

“Underwriting income” is an internal performance measure used in the management of the Company’s operations and represents net amount earned from underwriting activities (net premiums earned less underwriting expenses and claims incurred).  Although this measure of profit (loss) does not replace net income (loss) computed in accordance with U.S. GAAP as a measure of profitability, management uses this measure of profit (loss) to focus our reporting segments on generating underwriting income.

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"Operating income" is an internal performance measure used in the management of the Company's operations and represents after-tax operational results excluding, as applicable, net realized investment gains or losses, net foreign exchange gain or loss, and other non-recurring items. The Company excludes net realized investment gains or losses, net foreign exchange gain or loss, and other non-recurring items from the calculation of operating income because these amounts are influenced by and fluctuate in part according to the availability of market opportunities and other factors. In addition to presenting net income determined in accordance with U.S. GAAP, the Company believes that showing operating income enables investors, analysts, rating agencies and other users of the Company's financial information to more easily analyze our results of operations and underlying business performance. Operating income should not be viewed as a substitute for U.S. GAAP net income.

"Annualized net income return on average equity" ("ROAE") is calculated using average shareholders' equity. In calculating ROAE, the net income available to shareholders for the period is multiplied by the number of periods in a calendar year to arrive at annualized net income available to shareholders. The Company presents ROAE as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.

"Annualized operating return on average shareholders' equity" is calculated using operating income (as defined above and annualized in the manner described for net income (loss) available to shareholders under ROAE above) and average shareholders' equity.  The assumed tax rate is 20%.

Reconciliations of these financial measures to their most directly comparable U.S. GAAP measures are included in the attached tables.

(financial tables follow)

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)

	June 30,	December 31,
	2015	2014
	(unaudited)
Assets
Total investments	$4,082.2	$4,097.9
Cash	106.5	81.0
Accrued investment income	20.6	22.1
Receivables	1,468.1	1,350.8
Goodwill and intangible assets	228.7	230.8
Deferred acquisition costs, net	139.3	124.6
Ceded unearned premiums	261.9	207.6
Other assets	236.7	241.5
Total assets	$6,544.0	$6,356.3

Liabilities and Shareholders' Equity
Reserves for losses and loss adjustment expenses	$3,078.2	$3,042.4
Unearned premiums	896.4	817.2
Ceded reinsurance payable, net	261.5	178.8
Senior unsecured fixed rate notes	143.8	143.8
Other indebtedness	56.7	62.0
Junior subordinated debentures	172.7	172.7
Other liabilities	265.8	292.7
Total liabilities	4,875.1	4,709.6

Total shareholders' equity	1,668.9	1,646.7
Total liabilities and shareholders' equity	$6,544.0	$6,356.3

Book value per common share	$59.76	$58.22

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
FINANCIAL HIGHLIGHTS
ALL SEGMENTS
(in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(unaudited)		(unaudited)

Gross Written Premiums	$557.8	$520.1	$1,034.5	$983.2
Net Written Premiums	411.6	398.3	707.6	675.1

Earned Premiums	346.0	336.1	680.6	661.8
Net Investment Income	21.8	20.6	42.6	43.9
Net Realized Investment and Other Gains	5.3	18.5	21.3	29.6
Total Revenue	373.1	375.2	744.5	735.3

Losses and Loss Adjustment Expenses	190.6	185.1	374.3	367.6
Underwriting, Acquisition and Insurance Expenses	139.5	136.8	269.1	265.5
Interest Expense	4.6	5.1	9.5	10.1
Fee Expense, net	0.7	0.1	1.1	1.5
Foreign Currency Exchange Loss (Gain)	3.0	3.4	(6.6)	3.2
Total Expenses	338.4	330.5	647.4	647.9

Income Before Taxes	34.7	44.7	97.1	87.4
Income Tax Provision	6.8	6.1	10.4	8.6
Net Income	$27.9	$38.6	$86.7	$78.8

Net Income per Common Share (Basic)	$1.00	$1.34	$3.09	$2.72

Net Income per Common Share (Diluted)	$0.98	$1.32	$3.03	$2.67

Weighted Average Common Shares:
Basic	27.9	28.8	28.0	29.0
Diluted	28.5	29.2	28.6	29.5

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
SEGMENT DATA
(in millions)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2015	2014	2015	2014
	(unaudited)		(unaudited)
Excess and Surplus Lines
Gross Written Premiums	$196.2	$175.8	$358.8	$315.8
Net Written Premiums	166.1	147.4	292.2	245.6
Earned Premiums	131.1	125.3	254.2	242.7
Underwriting Income	$16.7	$20.8	$34.4	$33.2
Net Investment Income	9.0	9.0	17.5	18.3
Interest Expense	(1.5)	(1.6)	(3.0)	(3.2)
Operating Income Before Taxes	$24.2	$28.2	$48.9	$48.3
Loss Ratio	54.8	51.3	54.0	53.2
Expense Ratio	32.5	32.1	32.5	33.1
GAAP Combined Ratio	87.3%	83.4%	86.5%	86.3%
Commercial Specialty
Gross Written Premiums	$92.5	$83.6	$199.5	$189.5
Net Written Premiums	55.5	55.7	119.3	123.7
Earned Premiums	71.7	71.1	144.3	142.8
Underwriting Income (Loss)	$2.4	$(2.4)	$3.3	$(3.5)
Net Investment Income	4.7	4.6	9.2	9.3
Interest Expense	(0.8)	(0.8)	(1.6)	(1.6)
Fee Expense, net	(1.7)	(1.9)	(2.5)	(3.0)
Operating Income (Loss) Before Taxes	$4.6	$(0.5)	$8.4	$1.2
Loss Ratio	65.2	67.0	66.2	66.8
Expense Ratio	31.5	36.4	31.5	35.7
GAAP Combined Ratio	96.7%	103.4%	97.7%	102.5%
Syndicate 1200
Gross Written Premiums	$168.2	$163.5	$305.8	$297.1
Net Written Premiums	122.8	131.3	201.6	208.0
Earned Premiums	104.5	102.2	206.4	201.5
Underwriting Income	$7.4	$7.0	$16.5	$20.2
Net Investment Income	2.4	2.1	4.6	5.8
Interest Expense	(0.6)	(0.8)	(1.3)	(1.6)
Fee Income, net	0.9	1.8	1.3	1.5
Operating Income Before Taxes	$10.1	$10.1	$21.1	$25.9
Loss Ratio	51.3	51.1	51.4	48.5
Expense Ratio	41.7	42.1	40.6	41.5
GAAP Combined Ratio	93.0%	93.2%	92.0%	90.0%
International Specialty
Gross Written Premiums	$100.5	$97.4	$170.3	$180.6
Net Written Premiums	66.8	64.1	94.4	97.6
Earned Premiums	38.3	37.6	75.6	74.6
Underwriting Income	$6.5	$4.3	$13.5	$10.1
Net Investment Income	3.0	2.0	5.9	3.8
Interest Expense	(0.7)	(0.7)	(1.5)	(1.5)
Operating Income Before Taxes	$8.8	$5.6	$17.9	$12.4
Loss Ratio	46.0	48.4	45.6	49.6
Expense Ratio	36.5	40.5	36.4	36.9
GAAP Combined Ratio	82.5%	88.9%	82.0%	86.5%

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
(in millions)
(unaudited)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
Net Prior Year Development	2015	2014	2015	2014
(Favorable)/Unfavorable
Excess and Surplus Lines	$(6.8)	$(13.7)	$(15.0)	$(21.7)
Commercial Specialty	4.4	2.9	11.6	4.9
Syndicate 1200	(2.2)	(6.4)	(2.5)	(15.2)
International Specialty	(1.2)	-	(3.7)	0.4
Run-off	0.8	2.8	0.9	8.3
Total	$(5.0)	$(14.4)	$(8.7)	$(23.3)

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF OPERATING INCOME (LOSS) TO NET INCOME (LOSS)
(in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(unaudited)		(unaudited)

Income Before Taxes:
From Operations	$32.4	$29.6	$69.2	$61.0
Foreign Currency Exchange (Loss) Gain	(3.0)	(3.4)	6.6	(3.2)
Net Realized Investment Gains	5.3	18.5	21.3	29.6
Income Before Taxes	34.7	44.7	97.1	87.4
Income Tax Provision	6.8	6.1	10.4	8.6
Net Income	$27.9	$38.6	$86.7	$78.8

Net Income per Common Share (Diluted)	$0.98	$1.32	$3.03	$2.67

Operating Income per Common Share (Diluted)
At Assumed Tax Rate:
Income (a)	0.98	1.22	2.72	2.37
Foreign Currency Exchange Loss (Gains) (a)	0.08	0.09	(0.18)	0.09
Net Realized Investment Gains (a)	(0.15)	(0.50)	(0.60)	(0.81)

Operating Income per Common Share	0.91	0.81	1.94	1.65

(a) Per diluted share at assumed tax rate of 20%.

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
SHAREHOLDER RETURN ANALYSIS
(in millions)

	Six Months Ended June 30,
	2015	2014	% Change

Net income	$86.7	$78.8	10.0%
Operating income (a)	55.4	48.7	13.6%

Shareholders' Equity - Beginning of the period	1,646.7	1,563.0	5.4%
Shareholders' Equity - End of current period	1,668.9	1,633.1	2.2%
Average Shareholders' Equity	$1,657.8	$1,598.1	3.7%

Annualized return on average shareholders' equity	10.5%	9.9%
Annualized operating return on average shareholders' equity	6.7%	6.1%

(a) at assumed 20% tax rate

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